EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Record Results for the Third Quarter 2021

Q3 2021 Core EBITDA increased 91% year over year to $7.0 million
2021 EBITDA Guidance Increased to $26 Million
Ending Serviced Deposits increased 118% year over year to $2 billion

Radnor, PA., November 15, 2021 — BM Technologies Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms in the country, today reported record results for the three and nine months ended September 30, 2021.

THIRD QUARTER FINANCIAL HIGHLIGHTS
•Q3 2021 revenues increased 20% to $22.0 million from $18.3 million in Q3 2020.
•Q3 2021 net income increased to $8.8 million from $250,000 in Q3 2020. Q3 2021 net income includes a $6.0 million noncash gain on the revaluation of the private warrant liability.
•Q3 2021 core earnings1 were $2.8 million in Q3 2021, or $0.23 per diluted share, compared to earnings of $0.5 million, or $0.09 per diluted share in Q3 2020.
•Q3 2021 core EBITDA increased 91% to $7.0 million from $3.7 million. Core EBITDA1 margin increased 200 basis points to 32%.
•The Company had a cash balance of $20.4 million at September 30, 2021 and zero balance on its $10.0 million line of credit.

BUSINESS HIGHLIGHTS
•Average serviced deposits totaled $1.7 billion in Q3 2021; a 128% increase compared to Q3 2020. Average new business serviced deposits increased $0.9 billion over the last year to $1.2 billion from $0.2 billion in Q3 2020.
•Debit card spend was $773.0 million in Q3 2021, a 4% increase compared to Q3 2020. New business debit spend increased 44% compared to Q3 2020.
•Un-annualized revenue per 90-day active account increased 31% year over year to $47 in Q3 2021.
•Approximately 157 thousand new accounts opened in the third quarter 2021 bringing the year to date new account total to approximately 350 thousand new accounts opened.
•Higher Education Organic Deposits (deposits that are not part of a school disbursement and indicative of primary banking behavior) for the nine months ended September 30, 2021 increased 17% year over year to $1.7 billion.
•Newly active accounts in the Higher Education business increased 11% year over year in the month of September, an indication of a year-over-year improvement in account openings during the fall peak season.
•BMTX signed agreements with 12 new colleges and universities through October 31, providing over 71,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account, and has signed three colleges and universities up for its new Vendor Pay offering.
•The Company recently executed an agreement with TutorGigs, which employs college students as tutors, providing students additional sources of income and driving customer engagement.

Luvleen Sidhu, BMTX’s Chair and Chief Executive Officer commented, "We are very pleased to report continued profitable growth in all areas of our business. At the end of the quarter, serviced deposits surpassed $2 billion for the first time. Continued growth in
1 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 and 8 of this release.

revenue per account, average serviced deposits, and organic deposits are strong indicators of improving engagement and primary banking behavior. Our low-cost, high volume, customer acquisition strategy continues to yield a customer acquisition cost (CAC)2 below $10 per active account. Given our performance to date, we raise our 2021 EBITDA guidance to $26 million (from $24 million) and reiterate our 2021 revenue guidance of $92 million.”

BUSINESS UPDATE

BMTX a financial technology company, is in the business of providing state of the art technologies to attract and serve millions of Americans and provide them access to superior banking experiences. It continues to invest in its low-cost acquisition model and proprietary API driven platform to offer a full suite of financial services products. The company operates in three verticals: 1) higher education and student banking, 2) Banking-as-a-service ("white label banking"), and 3) workplace banking.

Higher Education & Student Banking
In the month of September, newly active accounts in the Higher Education business increased 11% year over year, an indication of a year-over-year improvement during the fall peak season. During the third quarter of 2021 the company retained more than 99.3% of higher education institutions and disbursed $4.1 billion in refunds to students, an increase of 22% from the year ago period. Year-to-date, $1.4 billion of these disbursements have been deposited into BankMobile Vibe Accounts held at its partner bank. Organic deposits (deposits that are not part of a school disbursement) for the nine months ended September 30, 2021 increased 17% to $1.7 billion, compared to the year ago period, indicating strong primary banking behavior. The average balance per active account increased 23% year over year to approximately $1,859 and the spend per active account increased 13% year over year to approximately $1,994. The number of positive balance savings accounts increased approximately 30% year over year. We have found that savings account customers are more engaged and loyal customers.

The Company recently executed an agreement with TutorGigs, which engages college students as tutors to provide tutoring services. This partnership is aligned with the Company's goals to support Higher Education customers by creating opportunities for them to generate supplemental income, which the company expects will benefit customer engagement and account usage. Additionally, BMTX signed agreements with 12 new colleges and universities through October 31, providing over 71,000 additional students access to BankMobile Disbursements and the BankMobile Vibe checking account, and has signed three colleges and universities up for its new Vendor Pay offering.

New Business (includes Banking-as-a-service/"white label banking" and Workplace Banking)

In our banking-as-a-service vertical, our API-first platform design allows our clients to consult and collaborate with BMTX as they create, implement, and execute their embedded finance vision. Our proprietary and flexible platform enables BMTX to go to market quickly, integrate with partners easily, and add features well ahead of our competition.

New Business average serviced deposits increased 433% in Q3 2021 and debit card spend increased 44%. Of note is the significant primary account usage patterns of the most active banking-as-a-service account holders. In Q3 2021, annualized debit card spend for highly active users (those with both direct deposit and a minimum of five customer driven transactions per month) was nearly $16,000 annually and average deposit balance per account was over $4,300. This very attractive cohort makes up approximately 17% of active accounts, compared to 12% in the third quarter of 2020. The company continues to actively work a pipeline of prospective new banking-as-a-service ("white label") and workplace banking customers to offer a suite of financial services products through its proprietary technology stack.

2021 OUTLOOK

“We are investing heavily in our products and marketing and are confident in our ability to acquire more customers and retain them as “customers for life” by continuing to solve their most pressing pain points. Our New Businesses which include our Banking-as-a-Service and Workplace Banking verticals continue to experience growth. We are actively working our pipeline of prospective new banking-as-a-Service clients to offer a suite of financial services products through our proprietary API driven platform,” said Sidhu.
2 CAC is calculated based on trailing twelve month (TTM) total Marketing and Client Operations expense, net of subscription fees paid to BMTX for higher education clients, divided by TTM newly active accounts.

“As one of the largest digital banking platforms in the country with approximately 2 million account holders, we remain focused on expanding our profitable, high-growth business model. We look forward to working on our strategic merger with First Sound Bank and are excited about the prospects of future growth,” concluded Sidhu.

FINANCIAL HIGHLIGHTS

	Q3	Q2	Q1	Q4	Q3	YTD		Q3 YOY Change
(dollars in thousands)	2021	2021	2021	2020	2020	2021	2020	$	%
Interchange & card revenue	$5,572	$7,186	$8,351	$6,232	$7,377	$21,109	$20,053	$(1,805)	(24)%
Deposit servicing fees	11,823	10,579	9,372	6,861	5,814	31,774	15,604	6,009	103%
Account fees	2,628	2,641	2,686	2,791	2,789	7,955	8,517	(161)	(6)%
University fees	1,474	1,331	1,324	1,292	1,348	4,129	4,028	126	9%
Other	477	1,156	2,650	154	1,010	4,283	1,326	(533)	(53)%
Total GAAP oper. revenues	$21,974	$22,893	$24,383	$17,330	$18,338	$69,250	$49,528	$3,636	20%

Core OpEx (Excl. Dep/Amor)[3]	$14,956	$17,722	$15,653	$15,795	$14,657	$48,331	$47,115	$299	2%
Merger expense	—	—	—	287	377	—	452	(377)	(100)%
Non-cash equity compensation	74	10	3	98	93	87	370	(19)	(20)%
Non-cash software write-down	—	—	—	1,248	—	—	—	—	—%
Depreciation and amortization	2,946	2,950	2,960	3,042	2,601	8,856	8,826	345	13%
Total GAAP oper. expenses	$17,976	$20,682	$18,616	$20,470	$17,728	$57,274	$56,763	$248	1%

Core EBITDA[3]	$7,018	$5,171	$8,730	$1,535	$3,681	$20,919	$2,413	$3,337	91%
Core EBITDA Margin[3]	32%	23%	36%	9%	20%	30%	4%

Q3 2021 total revenues increased $3.6 million, or 20%, compared to the year ago period. This increase is primarily attributable to a $6.0 million increase in servicing fees from our partner bank. The increase in servicing fees is directly related to the increase in average serviced deposit balances which increased 129% to $1.7 billion in Q3 2021 compared to approximately $0.8 billion in the year-ago period.

Total GAAP operating expenses increased $0.2 million, or 1%, compared to the year-ago period. This increase is primarily attributable to a $1.3 million increase in professional services, a $1.0 million increase in salaries and employee benefits, and a $0.8 million increase in customer related supplies. The increase in professional services is primarily driven by increases to legal, audit, and insurance costs associated with becoming a public company.

Core EBITDA3 totaled increased to $7.0 million in Q3 2021 compared to $3.7 million in Q3 2020 given increased revenues coupled with expense discipline.
3 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 and 8 of this release.

EARNINGS WEBCAST

The company will host a live webcast to discuss its third quarter results at 9:00am ET on Monday, November 15, 2021. The webcast can be accessed via its investor relations site (ir.bmtxinc.com) by clicking on "Events & Presentations", then "Events Calendar," and following the link under "Upcoming Events;" or directly at Q3 2021 Earnings Webcast.

An updated version of BMT’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

Contact Information
Investors:
Bob Ramsey, CFA
Chief Financial Officer
571-236-8851
rramsey@bmtx.com

Media Inquiries:
Julie Strickland
Rubenstein Public Relations, Inc.
212-805-3062
sklein@rubensteinpr.com

ABOUT BM TECHNOLOGIES, INC.

BM Technologies, Inc. (NYSE American: BMTX)—formerly known as BankMobile—is among the largest digital banking platforms in the U.S., providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission of being “customer-obsessed” and creating “customers for life.” The BM Technologies (BMTX) digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners and business. BM Technologies (BMTX) currently has approximately two million accounts and provides disbursement services at approximately 745 college and university campuses (covering one out of every three college students in the U.S.). BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can also be found at www.bmtx.com.

FORWARD LOOKING STATEMENTS

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including white-label partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(amounts in thousands, except earnings per share)

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2021	2021	2021	2020	2020	2021	2020
Operating revenues:
Interchange and card revenue	$5,572	$7,186	$8,351	$6,232	$7,377	$21,109	$20,053
Servicing fees from partner bank	11,823	10,579	9,372	6,861	5,814	31,774	15,604
Account fees	2,628	2,641	2,686	2,791	2,789	7,955	8,517
University fees	1,474	1,331	1,324	1,292	1,348	4,129	4,028
Other	477	1,156	2,650	154	1,010	4,283	1,326
Total operating revenues	21,974	22,893	24,383	17,330	18,338	69,250	49,528
Operating expenses:
Tech., communication, & processing	4,596	8,924	8,652	6,818	6,637	22,172	20,586
Salaries and employee benefits	6,728	7,170	5,423	6,280	5,689	19,321	19,796
Professional services	3,496	2,126	1,737	2,018	2,159	7,359	7,286
Provision for operating losses	1,067	1,401	1,329	1,844	1,419	3,797	3,326
Occupancy	282	284	352	188	435	918	1,240
Customer related supplies	1,017	186	475	108	195	1,678	717
Advertising and promotion	176	125	191	248	266	492	693
Merger related expenses	—	—	—	287	377	—	452
Other	614	466	457	2,678	551	1,537	2,668
Total operating expenses	17,976	20,682	18,616	20,469	17,728	57,274	56,764
Income (loss) from operations	3,998	2,211	5,767	(3,139)	610	11,976	(7,236)
Non-operating expenses:
(Loss) gain on fair value of private warrant liability	6,042	(3,056)	15,003	—	—	17,989	—
Interest expense	—	(42)	54	2,541	(353)	(96)	(1,146)
(Loss) income before income tax expense	10,040	(887)	20,716	(3,388)	257	29,869	(8,382)
Income tax expense	1,246	949	1,827	2	7	4,022	21
Net (loss) income	$8,794	$(1,836)	$18,889	$(3,390)	$250	$25,847	$(8,403)

Basic shares outstanding	11,900	11,900	11,900	6,123	6,123	11,534	6,123
Diluted shares outstanding	11,904	11,900	15,512	6,123	6,123	12,059	6,123

Basic earnings (loss) per common share	$0.74	$(0.15)	$1.59	$(0.55)	$0.04	$2.24	$(1.37)
Diluted earnings (loss) per common share	$0.74	$(0.15)	$0.25	$(0.55)	$0.04	$0.65	$(1.37)

BM TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(amounts in thousands)

	September 30,	June 30,		March 31,	December 31,	September 30,
	2021	2021		2021	2020	2020
ASSETS
Cash and cash equivalents	$20,407	$19,589		$17,379	$2,989	$16,776
Receivable from partner bank	—	—	0	—	—	2,038
Accounts receivable, net	4,498	8,257		5,616	7,384	8,382
Prepaid expenses and other assets	2,046	1,786		5,032	2,348	353
Total current assets	26,951	29,632		28,027	12,721	27,549
Premises and equipment, net	305	349		345	401	436
Developed software, net	31,691	34,155		36,952	39,657	45,351
Goodwill	5,259	5,259		5,259	5,259	5,259
Other intangibles, net	4,830	4,910		4,990	5,070	5,150
Other assets	840	740		942	853	1,690
Total assets	$69,876	$75,045		$76,515	$63,961	$85,435
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued liabilities	$8,225	$13,617		$9,998	$7,346	$15,298
Taxes payable	863	1,317		1,793	—	—
Payable to partner bank	6,914	7,117		9,000	5,105	—
Borrowings from partner bank	—	—		5,427	21,000	40,000
Current portion of operating lease liabilities	596	719		714	701	701
Deferred revenue, current	4,306	4,763		3,134	2,588	2,449
Total current liabilities	20,904	27,533		30,066	36,740	58,448
Non-current liabilities:
Operating lease liabilities	—	55		235	430	596
Deferred revenue, non-current	223	1,512		1,490	2,101	—
Liability for private warrants	12,850	18,893		15,836	—	—
Other liabilities	—	—		—	—	120
Total liabilities	$33,977	$47,993		$47,627	$39,271	$59,164
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—		—	—	—
Common stock	1	1		1	1	1
Additional paid-in capital	49,379	49,326		49,326	64,017	62,208
Accumulated deficit	(13,481)	(22,275)		(20,439)	(39,328)	(35,938)
Total shareholders’ equity	35,899	27,052		28,888	24,690	26,271
Total liabilities and shareholders' equity	$69,876	$75,045		$76,515	$63,961	$85,435

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items we do not consider indicative of our core operating performance, including fair value mark to market income or expense associated with certain warrants. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company's ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands):

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2021	2021	2021	2020	2020	2021	2020
GAAP total expenses	$17,976	$20,682	$18,616	$20,470	$17,728	$57,274	$56,763
Merger expenses	—	—	—	(287)	(377)	—	(452)
Non-cash software write-down	—	—	—	(1,248)	—	—	—
Non-cash equity compensation	(74)	(10)	(3)	(98)	(93)	(87)	(370)
Core Operating Expenses inc Dep and Amor	$17,902	$20,672	$18,613	$18,837	$17,258	$57,187	$55,941
Less: Depreciation and amortization	2,946	2,950	2,960	3,042	2,601	8,856	8,278
Core Operating Expenses ex. Dep and Amor	$14,956	$17,722	$15,653	$15,795	$14,657	$48,331	$47,662

Reconciliation - GAAP Net Income (Loss) to Core Net Income (Loss) (in thousands)

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2021	2021	2021	2020	2020	2021	2020
GAAP net income (loss)	$8,794	$(1,836)	$18,889	$(3,390)	$250	$25,847	$(8,404)
Add: loss (gain) on FV of private warrant liability	(6,042)	3,056	(15,003)	—	—	(17,989)	—
Add: non-cash loss on software write-down	—	—	—	1,248	—	—	—
Add: merger expenses	—	—	—	287	377	—	452
Less: tax (@27%) on non-core items	—	—	—	(414)	(102)	—	(122)
Core net income (loss)	$2,752	$1,220	$3,886	$(2,269)	$525	$7,858	$(8,074)
Core diluted shares	11,904	11,976	15,512	6,123	6,123	12,059	6,123
Core diluted earnings (loss) per share	$0.23	$0.10	$0.25	$(0.37)	$0.09	$0.65	$(1.32)

Reconciliation - GAAP Net Income to Core EBITDA (in thousands)

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2021	2021	2021	2020	2020	2021	2020
GAAP net income (loss)	$8,794	$(1,836)	$18,889	$(3,390)	$250	$25,847	$(8,404)
Add: loss (gain) on FV of private warrant liability	(6,042)	3,056	(15,003)	—	—	(17,989)	—
Add: depreciation and amortization	2,946	2,950	2,960	3,042	2,601	8,856	8,278
Add: interest	—	42	54	248	353	96	1,146
Add: taxes	1,246	949	1,827	2	7	4,022	21
Add: non-cash equity compensation	74	10	3	98	93	87	370
Add: non-cash loss on software write-down	—	—	—	1,248	—	—	—
Add: merger expenses	—	—	—	287	377	—	452
Core EBITDA	$7,018	$5,171	$8,730	$1,535	$3,681	$20,919	$1,864

Key Performance Metrics - 5 Quarters

	Q3	Q2	Q1	Q4	Q3	Q3 YoY Change
	2021	2021	2021	2020	2020	$	%
Debit card POS spend ($ millions)
Higher education	$617	$661	$735	$567	$633	$(16)	(3)%
New business	156	167	145	114	108	48	44%
Debit card POS spend - total	$773	$828	$880	$681	$741	$32	4%

Serviced deposits ($ millions)
Higher education	$808	$506	$665	$405	$645	$163	25%
New business	1,253	1,063	892	555	299	954	NM
Ending service deposits - total	$2,061	$1,569	$1,557	$960	$944	$1,117	118%

Higher education	$575	$573	$600	$511	$541	$34	6%
New business	1,157	986	717	418	217	940	NM
Average service deposits - total	$1,732	$1,559	$1,317	$929	$758	$974	128%

Higher Education Metrics
Higher education retention	99.3%	99.5%	99.5%	99.4%	99.7%	(0.4)%
FAR(1) disbursement amount ($ billions)	$4.1	$2.3	$4.2	$1.9	$3.3	$0.7	22%
Organic deposits(2) - higher education	$468	$566	$651	$438	$501	$(33)	(7)%
NM refers to changes greater than 150%
(1) FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2) Organic Deposits are all higher education deposits excluding any funds disbursed directly from the school.